                                                                   Exhibit 99(b)



FINANCIAL STATEMENT SCHEDULES                                      SCHEDULE III

                      VALLEY FORGE LIFE INSURANCE COMPANY

                      SUPPLEMENTARY INSURANCE INFORMATION



                                                    GROSS INSURANCE RESERVES
                                                    ------------------------
                                                CLAIM
                                DEFERRED         AND         FUTURE     POLICY-
                               ACQUISITION      CLAIM        POLICY    HOLDERS'
(In thousands of dollars)         COSTS        EXPENSE      BENEFITS     FUNDS
-------------------------      -----------  -------------  ----------  ---------
DECEMBER 31, 1996
  Individual.................    $71,268.6   $10,411.5     $277,943.4  $   548.0
  Group......................      3,320.1    50,156.3       32,020.3   37,596.9
                                 ---------   ---------     ----------  ---------
    Total....................    $74,588.7   $60,567.8     $309,963.7  $38,144.9
                                 =========   =========     ==========  =========


DECEMBER 31, 1995
  Individual.................    $50,420.8   $14,118.6     $242,076.0  $   676.4
  Group......................        178.8    45,304.8       24,524.2   33,897.9
                                 ---------   ---------     ----------  ---------
    Total....................    $50,599.6   $59,423.4     $266,600.2  $34,574.3
                                 =========   =========     ==========  =========

DECEMBER 31, 1994
  Individual.................    $41,025.0   $12,721.6     $214,144.2  $   699.0
  Group......................        308.4    42,914.7       15,557.9   29,897.4
                                 ---------   ---------     ----------  ---------
    Total....................    $41,333.4   $55,636.3     $229,702.1  $30,596.4
                                 =========   =========     ==========  =========


                                                                 INSURANCE      AMORTIZATION OF
                                        NET            NET       CLAIMS AND        DEFERRED      OTHER
                                      PREMIUM       INVESTMENT  POLICYHOLDERS'    ACQUISITION   OPERATING
(In thousands of dollars)             REVENUE        INCOME       BENEFITS          COSTS       EXPENSES
--------------------------           --------       ---------    ----------       ---------    ----------
                                                    C>
DECEMBER 31, 1996
  Individual.................        $ 49,226.4     $13,123.6    $ 84,559.1       $1,124.7     $42,834.7
  Group......................         276,260.0      16,188.6     220,280.8           52.4      (6,812.1)
                                     ----------     ---------    ----------       --------     ---------
    Total....................        $325,486.4     $29,312.2    $304,839.9       $1,177.1     $36,022.6
                                     ==========     =========    ==========       ========     =========

DECEMBER 31, 1995
  Individual.................        $ 49,435.0     $18,918.0    $ 60,208.5       $6,044.9     $44,419.0
  Group......................         247,218.0      12,576.3     210,727.7           21.2      (9,383.1)
                                     ----------     ---------    ----------       --------     ---------
    Total....................        $296,653.0     $31,494.3    $270,936.2       $6,066.1     $35,035.9
                                     ==========     =========    ==========       ========     =========

DECEMBER 31, 1994
  Individual.................        $ 37,708.7     $13,323.2    $ 22,621.0       $4,837.9     $12,353.4
  Group......................         225,270.8       9,435.4     214,712.9           36.6      19,877.6
                                     ----------     ---------    ----------       --------     ---------
    Total...................         $262,979.5     $22,758.6    $237,333.9       $4,874.5     $32,231.0
                                     ==========     =========    ==========       ========     =========

FINANCIAL STATEMENT SCHEDULES                                         SCHEDULE V

                      VALLEY FORGE LIFE INSURANCE COMPANY

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES


                                             BALANCE                                        BALANCE
                                               AT      CHARGED TO  CHARGED TO                 AT
                                            BEGINNING  COSTS AND     OTHER                  END OF
(In thousands of dollars)                   OF PERIOD   EXPENSES    AMOUNTS    DEDUCTIONS   PERIOD
-------------------------                   ---------  ----------  ----------  ----------   -------
YEAR ENDED DECEMBER 31, 1996
  Deducted from assets:
    Allowance for doubtful accounts:
      Insurance receivables..............     $175.2     $211.7       $  -       $  9.1      $377.8
                                              ======     ======       ====       ======      ======

YEAR ENDED DECEMBER 31, 1995
  Deducted from assets:
    Allowance for doubtful accounts:
      Insurance receivables..............     $    -     $228.7       $  -       $ 53.5      $175.2
                                              ======     ======       ====       ======      ======

YEAR ENDED DECEMBER 31, 1994
  Deducted from assets:
    Allowance for doubtful accounts:
      Insurance receivables..............     $    -     $(13.4)      $  -       $(13.4)     $    -
                                              ======     ======       ====       ======      ======